CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights" and "Independent Public Accountants" and to the use of our report dated December 22, 2000 in the Registration Statement (Form N-1A) of The Nasdaq 100 Index Fund and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No.333-88553) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09609).



                                   /s/ Ernst & Young LLP



Milwaukee, Wisconsin
March 29, 2001